April 21, 1999


Modacad, Inc.
3861 Sepulveda Boulevard
Culver City, California 90230


Re:      Modacad, Inc. - Registration Statement on Form S-3


Ladies and Gentlemen:

     We have acted as securities counsel for Modacad, Inc. (the "Company") in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), that was filed with the Securities and Exchange Commission (the "Commission") on April 21, 1999, in connection with the registration of a total of 2,689,962 shares of the Company's common stock (the "Securities"), which are being registered for resale by the Selling Security Holders named in the Registration Statement. Of such Securities, (i) 776,827 shares have previously been issued to, cumulatively, Castle Creek Technology Partners LLC, Marshall Capital Management, Inc., Winfield Capital Corp., and Spinner Global Technology Fund, Ltd. (the "Investors"); (ii) 271,889 shares are, subject to the Company's shareholders' approval, issuable upon exercise of warrants previously granted, exercisable at a price of $13.72 per share and expire on April 7, 2004;
(iii) 323,677 shares are, subject to the Company's shareholders' approval, issuable upon exercise of warrants previously granted to the Investors, exercisable at a price of $13.18 per share and expire on April 7, 2000; (iv) 323,677 shares are, subject to the Company's shareholders' approval, issuable upon exercise of warrants previously granted to the Investors, exercisable at a price of $13.18 per share and expire on July 7, 2000 (collectively, the warrants described in clauses (ii), (iii) and (iv) above are referred to as the "Investor Warrants"); (v) 455,218 shares were previously issued to Intel Corporation ("Intel"); (vi) 159,326 shares are, subject to the Company's shareholders' approval, issuable upon exercise of warrants previously granted to Intel, exercisable at a price of $10.98 per share and expire on April 7, 2004; (vii) 189,674 shares are, subject to the Company's shareholders' approval, issuable upon exercise of warrants previously granted to Intel, exercisable at a price of $13.18 per share and expire on April 7, 2000; and (viii) 189,674 shares are, subject to the Company's shareholders' approval, issuable upon exercise of warrant previously granted to Intel, exercisable at a price of $13.18 per share and expire on July 7, 2000 (collectively, the warrants described in clauses
(vi), (vii) and (viii) above are referred to as the "Intel Warrants"). Collectively, the Investor Warrants and the Intel Warrants are referred to as the "Warrants."


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

Modacad, Inc.
April 20, 1999
Page 2

     In connection with the preparation of the Registration Statement, we have examined such documents, instruments, records, certificates and matters as we have considered appropriate and necessary to render this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of all signatures thereon.

     Based on the foregoing and in reliance thereon, it is our opinion that the Securities have been duly authorized and, after the Registration Statement becomes effective and after any post-effective amendment required by law is duly completed, filed and becomes effective (such Registration Statement as it finally becomes effective or, if required to be post-effectively amended, then as it is so amended, is referred to hereinafter as the "Final Registration Statement"); and when the applicable provisions of "Blue Sky" and other state securities laws shall have been complied with; and when, with respect to the Warrants, the Company's shareholders' have approved the issuance of the Securities issuable upon exercise of the Warrants and as Securities are issued upon exercise of the Warrants in accordance with the certificates evidencing such Warrants, the Securities will be validly issued, fully paid and nonassessable.

     We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to the references to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

     We are opining herein as to the effect on the subject transaction only of United States federal law and the internal (and not the conflict of law) laws of the State of California, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

                                                   Very truly yours,

                                                   /s/ COUDERT BROTHERS
                                                   COUDERT BROTHERS

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